Exhibit 21.1
(Page 1 of 2)

SUBSIDIARIES OF BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

Subsidiaries	Jurisdiction In Which Organized	Percentage of Voting Securities Owned Directly or Indirectly by Brookfield DTLA Fund Office Trust Investor Inc.

Brookfield DTLA Fund Office Trust Inc.	Maryland	100.0%
MPG Office LLC	Maryland	100.0%
Brookfield DTLA Fund Properties II LLC	Delaware	100.0%
Brookfield DTLA 333 South Grand REIT LLC	Delaware	100.0%
Brookfield DTLA 333 Grand Peak TRS LLC	Delaware	100.0%
North Tower Mezzanine II, LLC	Delaware	100.0%
North Tower Mezzanine, LLC	Delaware	100.0%
North Tower, LLC	Delaware	100.0%
Brookfield DTLA 333 Grand Oaktree TRS LLC	Delaware	100.0%
Brookfield DTLA 333 Grand Doubleline TRS LLC	Delaware	100.0%
Brookfield DTLA 555 West 5th REIT LLC	Delaware	100.0%
Maguire Properties – 350 S. Figueroa Mezzanine, LLC	Delaware	100.0%
Maguire Properties – 555 W. Fifth Mezzanine, LLC	Delaware	100.0%
Maguire Properties – 555 W. Fifth Mezz III, LLC	Delaware	100.0%
Maguire Properties – 555 W. Fifth Mezz II, LLC	Delaware	100.0%
Maguire Properties – 555 W. Fifth Mezz I, LLC	Delaware	100.0%
Maguire Properties – 555 W. Fifth, LLC	Delaware	100.0%
Maguire Properties – 350 S. Figueroa, LLC	Delaware	100.0%
Brookfield DTLA 355 South Grand REIT LLC	Delaware	100.0%
Maguire Properties – 355 S. Grand, LLC	Delaware	100.0%
Brookfield DTLA 777 South Figueroa REIT LLC	Delaware	100.0%
777 Tower Mezzanine, LLC	Delaware	100.0%
Maguire Properties – 777 Tower, LLC	Delaware	100.0%
Brookfield DTLA Fund Properties III LLC	Delaware	100.0%
Brookfield DTLA 725 South Figueroa REIT LLC	Delaware	100.0%
EYP Realty Holdings, LLC	Delaware	100.0%
EYP Mezzanine, LLC	Delaware	100.0%
EYP Realty, LLC	Delaware	100.0%

Exhibit 21.1
(Page 2 of 2)

SUBSIDIARIES OF BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

Subsidiaries	Jurisdiction In Which Organized	Percentage of Voting Securities Owned Directly or Indirectly by Brookfield DTLA Fund Office Trust Investor Inc.

Brookfield DTLA Figat7th REIT LLC	Delaware	100.0%
BOP Figat7th LLC	Delaware	100.0%
BOP Figat7th Parking LLC	Delaware	100.0%
Brookfield DTLA 333 South Hope REIT LLC	Delaware	100.0%
333 South Hope Mezz LLC	Delaware	100.0%
333 South Hope Co. LLC	Delaware	100.0%
333 South Hope Plant LLC	Delaware	100.0%
Brookfield DTLA TRS Inc.	Delaware	87.5%

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Note:	All of the subsidiaries listed above are included in the Company’s consolidated financial statements. Inactive subsidiaries have not been included in the above list.